UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 25, 2010
Date of Report (Date of earliest event reported)

Sebring Software, Inc.
(Exact name of registrant as specified in its charter)

Nevada	4822	26-0319491
(State or Other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

1400 Cattlemen Rd, suite 1400, Sarasota,  Florida 34232
 (Address of Principal Executive Offices)   (Zip Code)

941-377-0715
Registrant’s telephone number, including area code

(Former name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” refer to Sumotext Incorporated, which, on October 29, 2010, changed its name to Sebring Software, Inc.

Item 1.01  Entry into a Material Definitive Agreement

On October 25, 2010, pursuant to the terms of an Exchange and Reorganization Agreement between the Company, Sebring Software, LLC (“Sebring LLC”), Leif Andersen (“Mr. Andersen”), Asbjorn Melo (“Mr. Melo”) and Lester Petracca (“Mr. Petracca” and, together with Mr. Melo and Mr. Andersen, the “Sebring Members”), the Company acquired all of the membership interests of Sebring LLC in exchange for 18,729,098 shares of the Company’s common stock and the assumption of certain Sebring LLC liabilities (the “Exchange”).  The liabilities assumed by the Company include an aggregate of $1,435,000 in convertible promissory notes, one of which is issued to Thor Nor, LLC, a limited liability company owned and controlled by Mr. Andersen, in the principal amount of $275,638.  Mr. Andersen is an officer and director of the Company and was appointed in connection with the Securities Purchase Agreement between the Company and Sebring LLC that was consummated on September 17, 2010, pursuant to which Sebring LLC purchased a controlling interest in the Company (the “Securities Purchase Agreement”).  As a result of the Exchange, Mr. Andersen, through Thor Nor, LLC, is also the beneficial owner of approximately 20.85% of the issued and outstanding capital stock of the Company. A copy of the Securities Purchase Agreement was filed with the Form 8-K filed by the Company on September 21, 2010.

The Company also assumed Sebring LLC’s obligations under the terms of a Settlement Agreement dated as of October 1, 2010 by and between Sebring LLC and Mr. Petracca (the “Settlement Agreement”) together with a promissory note in the principal amount of $1,170,718 issued to Mr. Petracca dated as of October 1, 2010 in connection therewith (the “Petracca Note”).  Mr. Petracca, as a result of the Exchange is the beneficial owner of approximately 8.34% of the Company’s issued and outstanding capital stock.

Pursuant to the terms of the Exchange, Sebring LLC caused the Company to cancel 69,376,450 shares of the Company’s common stock (after giving effect to a recent 11-to-1 forward split) on October 29, 2010.

The Company also entered into a Spin-Off Agreement with Timothy Miller and Jim Stevenson that became effective on October 25, 2010 whereby Mr. Miller and Mr. Bova acquired the assets, liabilities and outstanding convertible securities of the Company existing as of September 17, 2010 (the “Spin-Off”).

Item 2.01 Completion of Acquisition or Disposition of Assets

On October 25, 2010, the company entered into the Exchange and the Spin-Off became effective.  The Spin-Off resulted in the disposition of all of the assets, liabilities and convertible securities that related to the business the Company conducted on and prior to September 17, 2010.

Under the Exchange, the Company acquired all of the outstanding equity of Sebring LLC.  Sebring LLC is now a wholly-owned subsidiary of the Company and the Company intends to carry on Sebring LLC’s business as its sole line of business.  The Company has relocated its executive offices to Sebring LLC’s offices located at 1400 Cattlemen Rd., Suite D, Sarasota, Florida 34232. A description of the Sebring LLC business follows:

Sebring History

Sebring LLC was formed in 2006 as a Florida limited liability company. Initially known as Riacom, LLC, Sebring LLC subsequently changed name to Sebring Software, LLC on January 22, 2007. The company has never had any subsidiaries or been known by any other names.

Company Overview

The Company, through Sebring LLC, is now a reseller of a product which enables enterprises to apply rich internet application (“RIA”) technology to the wealth of existing (legacy) applications to deliver a maximum on "return on assets."

The Company’s focus is to act as a unique integration tool that interconnects business applications through a flexible user interface creating a composite application that simplifies business processes and allows users access through single sign-on, role-based security.

Sebring LLC was founded in 2006 to pursue specific markets like the automotive, aerospace, manufacturing and health care industries with the above described product.  The Company plans to pursue those markets and is looking to market this solution aggressively in North and South America commencing in the 4th quarter of 2010.

The product is called eCenter and developed by ECS GmbH in Germany. It is an ideal solution for its unsurpassed scope, universal compatibility, flexible user interface, and the smooth integration and improved mobilization of software assets that it delivers.  eCenter is a rich internet application (RIA) software that offers an inexpensive and more secure program consolidation solution.  The program integrates various widely used applications -- such as SAP, PeopleSoft and Siemens PL -- and legacy software within an organization to seamlessly connect all existing programs into a single user interface.

Sebring LLC is a party to a license agreement with Engineering Consulting and Solutions GmbH (“ECS”) that will permit the Company, through Sebring LLC , to market eCenter and its eCenter-icm2 products as a reseller in North and South America.  Under the terms of the license agreement with ECS, the Company will, through Sebring LLC, receive a non-exclusive right to market and sell eCenter in North America upon payment of $150,000 to ECS GmbH.

The Industry

In North America there are approximately 47,300 corporations with more than 500 employees each (Bureau of Labor Statistics, 2006) just within the manufacturing sector alone. These are within Sebring LLC’s target market segment. According to the Gartner Group (a leading manufacturing industry watch group) up to 80% of all "Internet enabled" applications will use RIA technology within the next few years.

In addition, there are 9,100 main offices in banking, and they have 72,000 branches. In the insurance industry, there are 1,023 underwriting companies and 975 major carriers. These businesses combined with state and local government agencies are viable customers for the Company.

According to a recent survey by Forrester Research, Inc., of more than 2,200 IT executives and technology decision-makers in North America and Europe, “Modernizing key legacy applications is the top software initiative for businesses this year.”  Costs of operating large legacy applications makes businesses unsustainable, results from the survey show that firms are seeking efficient ways to modernize.

Customers

Our target customers are all companies and organizations with the need to easily distribute their company’s data to mobilize their employees, potential clients and suppliers. These companies are running core applications on mainframe and midrange systems with external relationships (customers, suppliers or other business partners). The potential client industries include: automotive, aerospace and defense, health care, manufacturing, financial institutions, insurance companies, the public sector, retail and service providers.  Typical customers of the eCenter/icm2 products will be medium and large companies that are in need of process integration.

All are similar in the fact that they are running multiple business applications in order to perform day-to-day business tasks.  The large number of diverse applications used by customers creates a highly complex and interactive environment.  Customer’s plans to connect with their customers, suppliers and employees are necessary using internet strategies (B2B, B2C).  Also included are those companies looking for additional Client/Server infrastructure.

Our customer’s goal is to improve processes and make available the appropriate information in the   corporation.  Sebring unlocks the potential in the customer’s current systems and data and lets it flow into a creation of value in their current process of operation and life cycle. This is Sebring’s area of expertise and where we concentrate our efforts; technical as well as organizational know how.

Solutions and services are offered for EDM (Engineering Data Management), PLM (Product Life Cycle Management) as well as EAI (Enterprise Application Integration) and MDM (Master Data Management).

eCenter has extensive competence in integrating the following systems:

Agile PLM, BEA WebLogic, IBM WebSphere, Matrix10, mySAP PLM, ORACLE, SAP NetWeaver, Enterprise and Engineering Teamcenter, Windshill as well as in programming with Java, XML, C, C++, PHP, Perl and Python.

Currently, the Company, through Sebring LLC, has outstanding North American bids to Endries International, Inc., Hitachi Truck and Saturn Engineering & Electronics for integration between their ERP systems and IMDS using our product eCenter/icm2.

Our Products and Services

The Company plans to offer one desktop solution for complex connections to multiple software’s and software applications such as various departments, vendors and customers.  This approach simplifies a user’s day to day routine by offering a single format work station.  The user will access any company software via one window much like Microsoft Outlook links e-mail, contacts, tasks and so forth.  Sebring Software’s uniform presentation of information now eliminates the need to train employees in a variety of applications.

The solution that the Company plans to offer has been developed and is used primarily in Europe, but also in other parts of the world.  The product presently has functional adapters to SAP, Oracle and several other enterprise software platforms.  The product is adaptable to any industry, and can be supplied at a fraction of the cost of any existing server based system presently on the market.  In addition, the product is highly adaptable in the event a customer acquires another business with its own unique software.  This flexibility allows data to be integrated seamlessly into the customer’s established format without converting the customer’s existing software.

The product suite that the Company plans to offer enables customers to create a single point of operation or a role based user interface connecting several applications over the Intranet as well as the Internet.  The Company will make the connection between remote users and centralized applications via Intranet and Internet. The Company’s solution, can be roughly summarized as a three- tiered architecture:

A) Encapsulates business functions into standardized interfaces at the back end;

B) Integrates diverse applications in the middle tier;

C) Result: an intuitive user interface, like a dashboard, for the user at the front end.

Thus, the Company plans to help generate a true end-to-end solution with one desktop user interface.

Competition

Canoo (CH), Laszlo (US), JackBe (US) and Corizon are players in the same market segment. However, they are all focusing on the front end presentation and new applications. Sebring Software does more; Sebring Software adds the back end with legacy applications.

Enterprise Application Integration (EAI) vendors (i.e., Oracle Fusion, BEA (an Oracle company), SeeBeyond (a Sun company) and WebMethods (a Software AG company) are indirect competitors. Their focus is on the back end, supporting the automated communication between applications, not desktop integration.

Business Intelligence companies such as Cognos, Business Objects and Informatica retrieve data from disparate systems for reporting and analysis purposes only.  Data cannot be input using these systems, whereas the Company’s software will allow a single access, which populates all related applications as well as an integrated reporting product.

Strategy

Upon payment of the ECS license fee, the product will be ready to go. By leveraging reference projects with international manufacturing companies, the Company, through Sebring, will be able to enter the market within a short timeframe. The fast establishment of a marketing group enables entry into additional industry segments with similar business processes. Due to the generic nature of our software, we will have access to several synergistic markets.

The Company’s management has numerous contacts within our target industries.  The Company’s solutions are well known by industry “watch groups” such as Gartner Group and CIMData. Our target contacts and the software industry “watch groups” recognition of our solutions are valuable resources for an entry into the US market.

Suppliers

We are not dependent on any significant product or service from third parties.  We have strategic alliances with certain third parties.

Research and Development

Continuous research and development will help the Company stay relevant and grow.  By expanding its offering and enhancing its features the Company will continue to look for better and more efficient ways to provide consumers affordable ways to integrate their software systems.

Intellectual Property

Licenses
Through Sebring LLC, we have entered into a license agreement with ECS to be a non-exclusive reseller of our primary product: eCenter. The license will be effective upon the payment of $150,000 to ECS.

Copyrights

Although the Company does not hold registered copyrights, the Company does claim copyright protection on all text and graphics used in conjunction with their published digital media (web site and DVD) and published printed promotional materials as stated generally in Title 17 of the United States Code, Circular 92, Chapter 1, Section 102.

We plan to apply for additional patents, copyrights and trademarks as applicable necessary or desirable in the evolution of our business.

Regulatory Matters

Our operations are not currently subject to any governmental regulations specific to the software integration industry.

Employees

As of October 25, 2010 we had a total of three employees. Our employees are not party to any collective bargaining agreement. We believe our relations with our employees are good.

Property

We lease approximately 2,000 square feet of office space at 1400 Cattlemen Rd., Suite D, Sarasota, Florida 34232, on a month to month basis. This facility serves as our corporate headquarters.  In connection with the continuation of the lease, we issued to our landlord a promissory note in the amount of $26,846.30 for back due rent.

Legal Proceedings

From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. As of October 25, 2010, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of our operations.  There are no other proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Report, including “Risk Factors,” “Description of Business” and the Financial Statements attached hereto pursuant to Exhibit 99.1 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report. See “Forward-Looking Statements.” Our actual results may differ materially.

Recent Events

Prior to October 25, 2010, we were an operating company, with minimal assets and activities. On October 25, 2010, we completed an acquisition, whereby we acquired Sebring Software, LLC, and changed our name to Sebring Software, Inc. leaving Sebring Software, LLC as our wholly-owned subsidiary. In connection with this transaction, we spun-off our former business into a separate corporation owned by our shareholders, and the business of Sebring Software, LLC is now our sole line of business. This transaction is being accounted for as a recapitalization, with Sebring Software, LLC deemed to be the accounting acquirer and Sebring Software, Inc. f/k/a Sumotext, Inc., the acquired company. Accordingly, Sebring Software, LLC’s historical financial statements for periods prior to the transaction have become those of the registrant (Sebring Software, Inc. f/k/a Sumotext, Inc.). The accumulated earnings of Sebring Software, LLC were also carried forward after the acquisition. Operations reported for periods prior to the transaction are those of Sebring Software, LLC, referred to as Sebring.

Overview

Sebring is in the development stage and therefore has not collected any revenue.  Sebring’s designed purpose is to be a subscription based reseller of software to companies in the automotive, manufacturing, aerospace, healthcare and financial services industries.  Sebring has developed “Adaptors” which allow the licensed software to be used by companies in North and South America and allows them to navigate multiple enterprise applications used in their numerous operating units in a single user interface so the users can gather and use their intercompany business information more quickly and effectively.

Results of Operations

Due to the development stage nature of Sebring, the changes in operating activity was not material except for those items described below.

Nine Months Ended September 30, 2010 Compared to the Nine Months Ended September 30, 2009:

General and administrative expenses increased by $127,305, from $172,097 in the nine months ended September 30, 2009 to $299,402 in the nine months ended September 30, 2010.  The increase was due mainly to $101,000 in fees incurred to consummate the recapitalization transaction between Sebring LLC and Sumotext, Inc.

Interest expense increased from $197,931 for the nine months ended September 30, 2009 to $251,229 in the nine months ended September 30, 2010.  The increase was due to additional debt incurred during late 2009 and early 2010 to support the operations of the Company.

Year ended December 31, 2009 Compared to the Year ended December 31, 2008:

Impairment expense during 2009 was a result of the Company recognizing an impairment charge on the software development costs it had capitalized from 2007 to 2009.  The Company has developed software “adaptors” to allow it to sell, on a subscription basis, certain software that was developed by another company in Germany.  While management still believe this project is viable it has recognized an impairment charge on the software development costs due to insufficient funding available to secure the product rights or license rights and market and sell the product.

General and administrative expenses decreased by $374,502, from $578,745 in 2008 to $204,243 in 2010.  The decrease was due mainly to a $220,324 increase in legal expense and $93,048 increase in accounting and auditing fees incurred in 2008 when the Company attempted an acquisition of the entity it will licensing the software from once funding is available to pay the fees required to execute the licensing agreement.

Interest expense increased from $214,891 in 2008 to $268,146 in 2009.  The increase was due to additional debt incurred during late 2008 and early 2009 to support the operations of the Company.

Inflation and seasonality

Sebring does not believe that inflation or seasonality will significantly affect it results of operations.

Liquidity and capital resources

Sebring’s cash and liquidity resources have been provided by investors through convertible and non-convertible notes and loans payable.  Investors have loaned the company $2,687,638 from September 18, 2006 (inception) through September 30, 2010.  Investors have also loaned the company $235,000 subsequent to September 30, 2010.  These cash investments have generally been used for software development and for general and administrative expenses including management compensation.  However, we don’t believe our current funds will be sufficient to sustain operations and for implementation of our business plan.

The Company anticipates completing a funding agreement with Enerizon Partners Ltd (EPL) to fund the company with an investment of $15 million in the form of convertible preferred shares. The Company expects to receive this funding by February 15, 2011. In addition the company is in discussions with other groups to fund and aggregate amount of $6M during the month of February, 2011.  However, the Company cannot guarantee that these funding will be completed and that it will receive the necessary funding to sustain operations.

Debt and contractual obligations

Sebring has commitments to pay investors $3,462,637 of principal and accrued interest in various convertible notes, non-convertible notes and loans payable through September 30, 2010, and an additional $235,000 plus interest borrowed subsequent to September 30, 2010.  It is also owes $346,528 in accounts payable and accrued liabilities and $374,485 of payroll related liabilities as of September 30, 2010.

Sebring has also entered into three employment agreements to pay a combined total of $519,000 per year in base salary, $2,400 a month in three auto allowances, and any stock based compensation that is approved by the board of directors.

The Company has also committed to pay various stock compensation and finder fees to entities that are raising funds on the Company’s behalf.  Those funds are payable in the event that they are successful in raising capital described above and as more fully described in the Sebring financial statements.

Critical Accounting Estimates and Policies

Software Development Costs.  The Company accounts for its software development costs in accordance with Accounting Standards Codification (“ASC”) ASC 350-40 “Computer Software Developed or Obtained for Internal Use”.  These costs are included in intangible assets in the accompanying financial statements.

ASC 350-10 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application development stage.  The Company amortizes the capitalized cost of software developed or obtained for internal use over at the greater of i) the straight-line method over the expected life of three years and ii) the ratio of the current gross revenues  for the software to the total of current and estimated future gross revenues for the software.  The Company recorded $452,287 of software development costs from 2007 through 2009, including $55,733 of accrued interest.  Those costs were subsequently expensed through an impairment analysis as described below.

Impairment of Long-Lived Assets.  The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards ASC 360-10, “Accounting for the Impairment or Disposal of Long-Lived Assets”.  This statement requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset.  If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

The company recorded an impairment of $452,287 relating to its software development costs that was capitalized from 2007 through 2009.  If sufficient funding is received and the Company is able to execute its business plan, it will experience lower than normal costs of revenue because these costs were expensed in December of 2009.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this quarterly report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

WE HAVE FUTURE CAPITAL NEEDS, INCLUDING, BUT NOT LIMITED TO $1,600,638 PLUS ACCRUED INTEREST WHICH WE OWE UNDER CONVERTIBLE PROMISSORY NOTES, $572,000 PLUS ACCRUED INTEREST WHICH WE OWE UNDER NON-CONVERTIBLE NOTES, $1,170,718 WHICH WE OWE UNDER THE PETRACCA NOTE, $125,000 IN LOANS PAYABLE, AND $150,000 WHICH WE OWE TO ECS IN CONNECTION WITH THE LICENSE, AND WITHOUT ADEQUATE CAPITAL WE MAY BE FORECED TO CEASE OR CURTAIL OUR BUSIENSS OPERATIONS.

We have generated limited revenues to date and anticipate the need for approximately $4,000,000 of additional funding to continue our business operations for the next 12 months and an additional $3,000,000 to significantly expand our operations, of which there can be no assurance we will be able to raise, not including amounts we owe to repay our current liabilities.  We will also require $3,468,356 to repay convertible and non-convertible notes , plus interest at the rate of 12% per annum beginning in January 2011 and continuing thereafter.  The Company is required to pay Mr. Petracca 1/3 of the outstanding and accrued interest due under the $1,170,718 Petracca Note every 120 days (i.e., January 29, 2011, May 29, 2011 and September 26, 2011), with the entire amount of the note payable by or before January 24, 2012; and $150,000 which is due to ECS under the terms of the License Agreement by December 1, 2010, which amount has not been paid to date.

Each Convertible Note holder also has certain rights to warrants in connection with the Convertible Notes.  Specifically, in the event such Convertible Note holder converts all or part of the Convertible Note they hold into shares of our common stock, they will receive warrants to purchase a number of shares of common stock equal to the total number of shares received in connection with such conversion.  In the event they choose not to convert the Convertible Notes, they will receive warrants to purchase 25% of the total number of shares of common stock of the Company as they would have received upon full conversion of the Convertible Notes.  Additionally, for each month after an event of default under the Convertible Notes has occurred and is not cured, they will receive warrants to purchase a number of shares equal to the total number of shares they would have received in connection with a full conversion of the Convertible Notes (the “Total Warrants”)(provided that the warrants issued for such damages are capped at three times the amount of Total Warrants).  Additionally, in the event the Company fails to register the shares issuable in connection with the exercise of the warrants by June 1, 2011, the Convertible Note holders will receive additional warrants to purchase such number of shares of the Company’s common stock that equals 2% of the Total Warrants for each full month that the Company fails to register such underlying shares, which damages are capped at warrants in an amount equal to 10% of the Total Warrants.  The warrants described above have an exercise price of 110% of the Conversion Price of the Convertible Notes (currently $1.89), and a five year term.  Finally, the Company provided the Convertible Note holders piggy-back registration rights in connection with the shares of common stock issuable upon exercise of the warrants described above.

We estimate that we can continue to operate through February 2011 with our cash on hand if no additional funding is raised.

If financing is available, it may involve issuing securities senior to our common stock or equity financings, which are dilutive to holders of our common stock (or require us to pay a portion of such proceeds to our debt holders (as described in greater detail below)).  In addition, in the event we do not raise additional capital from conventional sources, such as our existing investors or commercial banks, there is a likelihood that our growth will be restricted and we may be forced to scale back or curtail implementing our business plan. Failure to secure additional financing in a timely manner to repay our obligations and supply us sufficient funds to continue our business operations and on favorable terms if and when needed in the future could have a material adverse effect on our financial performance, results of operations. Furthermore, additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that we relinquish valuable rights.  If we are unable to raise the additional funding the value of our securities, if any, would likely become worthless and we may be forced to abandon our business plan, sell all or substantially all of our assets, cease filing with the Securities and Exchange Commission and/or file for bankruptcy protection.   Even assuming we raise the additional capital we require to continue our business operations, we anticipate incurring net losses for the foreseeable future.

THE PETRACCA NOTE IS SECURED BY A SECURITY INTEREST IN SUBSTANTIALLY ALL OF THE ASSETS OF SEBRING.

We provided Mr. Petracca a security interest over substantially all of the assets of Sebring in connection with the Petracca Note.  The Petracca Note in the amount of $1,170,718 bears interest at the rate of 12% per annum, provided that if an event of default occurs under the note, the Petracca Note bears interest at the rate of 20% per annum.  The Company is required to pay Mr. Petracca 1/3 of the outstanding and accrued interest due under the Petracca Note every 120 days (i.e., January 29, 2011, May 29, 2011 and September 26, 2011), with the entire amount of the note payable by or before January 24, 2012.  Additionally, for each 120 days that the Petracca Note is issued and outstanding, the Company agreed to issue Mr. Petracca 1% of the issued and outstanding common stock of the Company (approximately 349,305 shares based on the total number of shares currently outstanding). The Petracca Note is secured by a security interest in substantially all of Sebring’s assets (the “ Petracca Security Agreement ”).  Pursuant to the Petracca Security Agreement, we agreed to pay Mr. Petracca 25% of the first $750,000 in net proceeds received by us in connection with any debt or equity financing and 30% of the net proceeds of any amount of debt or equity financing received by us in excess of $750,000, which amount if paid will decrease the amount of the Petracca Note.

If we default on the repayment of the Petracca Note, Mr. Petracca may enforce his security interest over the assets of Sebring (which currently represent all of the Company’s assets and operations), and we could be forced to curtail or abandon our current business plans and operations. If that were to happen, any investment in the Company could become worthless.

WE MAY BE REQUIRED TO ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK TO OUR CONVERTIBLE NOTE HOLDERS AND OTHER DEBT HOLDERS IN THE FUTURE.

The liabilities assumed by the Company include an aggregate of $1,885,638 in convertible promissory notes (the “ Convertible Notes ”).  The Convertible Notes are due in March 2011(except for $100,000 notes which are already past due), and provide the holders thereof the right, beginning on the seventh full month following the closing of the Exchange (i.e., May 2011)(the “ Conversion Date ”) to receive 1/6th of the principal amount of such Convertible Note (the “ Conversion Amount ”) in cash or shares of stock based on the Conversion Price.  The “ Conversion Price ” is equal to the lesser of a price per share of (a) 75% of the price per share paid by investors in any equity financing(s) which occur after the date of the Convertible Note in which the gross proceeds received by the Company meet or exceed $4,000,000; or (b) $1.72.  Assuming the full conversion of the Convertible Notes at the current Conversion Price of $1.72 per share, such Convertible Notes will convert into an aggregate of 1,096,301 shares of our common stock.

Additionally, we agreed that for each 120 days that the $1,170,718 Petracca Note is issued and outstanding (i.e., January 29, 2011, May 29, 2011 and September 26, 2011), the Company would issue Mr. Petracca 1% of the issued and outstanding common stock of the Company (approximately 349,305 shares).

Each Convertible Note holder also has certain rights to warrants in connection with the Convertible Notes.  Specifically, in the event such Convertible Note holder converts all or part of the Convertible Note they hold into shares of our common stock, they will receive warrants to purchase a number of shares of common stock equal to the total number of shares received in connection with such conversion.  In the event they choose not to convert the Convertible Notes, they will receive warrants to purchase 25% of the total number of shares of common stock of the Company as they would have received upon full conversion of the Convertible Notes.  Additionally, for each month after an event of default under the Convertible Notes has occurred and is not cured, they will receive warrants to purchase a number of shares equal to the total number of shares they would have received in connection with a full conversion of the Convertible Notes (the “ Total Warrants ”)(provided that the warrants issued for such damages are capped at three times the amount of Total Warrants).  Additionally, in the event the Company fails to register the shares issuable in connection with the exercise of the warrants by June 1, 2011, the Convertible Note holders will receive additional warrants to purchase such number of shares of the Company’s common stock that equals 2% of the Total Warrants for each full month that the Company fails to register such underlying shares, which damages are capped at warrants in an amount equal to 10% of the Total Warrants.  The warrants described above have an exercise price of 110% of the Conversion Price of the Convertible Notes (currently $1.89), and a five year term.  Finally, the Company provided the Convertible Note holders piggy-back registration rights in connection with the shares of common stock issuable upon exercise of the warrants described above.

These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material.  Such dilution could result in the value of the Company’s outstanding shares of common stock declining in value.

WE ARE REQUIRED TO PAY CERTAIN PERCENTAGES OF ANY FUNDS RAISED BY US THROUGH THE SALE OF DEBT OR EQUITY SECURITIES MOVING FORWARD UNDER THE PETRACCA NOTE.

Sebringis obligated under the terms of a Settlement Agreement dated as of October 1, 2010 by and between Sebring and Mr. Petracca (the “ Settlement Agreement ”), which settled certain amounts payable by Sebring to Mr. Petracca and required Mr. Petracca to dismiss a lawsuit previously filed against Sebring regarding the payment of such outstanding amounts payable, together with a promissory note in the principal amount of $1,170,718 issued to Mr. Petracca dated as of October 1, 2010 in connection therewith (the “ Petracca Note ”).  The Petracca Note is secured by a security interest in substantially all of Sebring’s assets (the “ Petracca Security Agreement ”).  Pursuant to the Petracca Security Agreement, we agreed to pay Mr. Petracca 25% of the first $750,000 in net proceeds received by us in connection with any debt or equity financing and 30% of the net proceeds of any amount of debt or equity financing received by us in excess of $750,000, which amount if paid will decrease the amount of the Petracca Note.  As such, we may be required to pay a significant portion of any funds we raise through debt or equity funding moving forward to Mr. Petracca pursuant to the Security Agreement, and such funds may not be available to us for working capital and/or the repayment of our outstanding obligations.  Consequently, we may be forced to raise additional capital than we need to satisfy our then working capital obligations and/or we may be unable to raise additional funding on favorable terms if at all.  Our failure to raise additional capital and/or the requirement that we pay a significant portion of any funds raised to Mr. Petracca could cause the value of our securities, if any, to decline in value or become worthless.

WE DO NOT OBTAIN ANY RIGHTS UNDER THE LICENSE AGREEMENT, WHICH REPRESENTS SUBSTANTIALLY ALL OF OUR ASSETS, UNTIL WE MAKE THE REQUIRED ADVANCE PAYMENTS THEREUNDER, AND WE ARE FURTHER REQUIRED TO PAY 50% OF ANY FUNDS GENERATED PURSUANT TO THE LICENSE AGREEMENT TO THE LICENSOR AND MEET CERTAIN REQUIRED MINIMUM LEVELS OF YEARLY ROYALTY PAYMENTS IN ORDER TO KEEP THE LICENSE IN PLACE.

Sebring is a party to a license agreement with Engineering Consulting and Solutions GmbH (“ ECS”) that permits the Company, through Sebring, to market eCenter and its eCenter-icm2 products as a reseller in North and South America, subject to the Company making a payment of $150,000 to ECS, which was due and payable by December 1, 2010, and has not been paid to date (the “ Advance Payment ” and the “ License Agreement ”).  Assuming the Advance Payment is made (which Advance Payment is treated as an advance against Royalties) and Sebring obtains rights to the License, the Company is required to pay ECS as a royalty, 50% of the amount generated by Sebring as a result of the sale of products under the License Agreement (the “ Royalties ”).

Under the terms of the License Agreement with ECS, the Company will, through Sebring, assuming payment of the Advance Payment (which was due December 1, 2010, and has not been paid to date), receive a non-exclusive right to market and sell ECS’ eCenter products in North America (the “License”).  The License Agreement remains in effect (assuming the Advance Payment is made by the date provided above) until and unless there is a breach of the agreement by either party, or any patents on the technology licensed pursuant to the License expire, subject to Sebring’s right to terminate the License at any time with one month’s prior notice to ECS.  Furthermore, ECS has the right to terminate the License if the Royalties under the License do not reach a minimum of $150,000 in the first year of the License and $250,000 in the second year of the License; provided that if within eighteen (18) months of the effective date of the License, Sebring (or the Company on its behalf) fails to satisfy its obligations under its outstanding promissory notes, ECS has the right to terminate the License Agreement and therefore the License by providing written notice of such termination to Sebring.    As a result, if we are unable to pay ECS the Advance Payment when due or are unable to meet the required minimum Royalty payments, the License will either not take effect, or ECS could terminate the License, which could cause any investment in the Company to become worthless.

OUR LICENSE ONLY PROVIDES US NON-EXCLUSIVE RIGHTS AND AS SUCH, THIRD PARTIES MAY SELL THE SAME PRODUCTS AS US AND COMPETE WITH US ON TERMS OF PRICE, SUPPORT OR OTHER FACTORS.

Pursuant to the terms and conditions of the License with ECS (as described above), assuming we make the required Advance Payment, we will have rights (subject to the terms of the License Agreement) to a non-exclusive License to market and sell ECS’ eCenter software in North and South America.  As such, ECS has the right and may from time to time sell additional licenses to third-parties to market and sell the eCenter software in North and South America.  We may be forced to compete with these third parties on terms of price, product support and other factors.  These third-parties may have greater resources than us, obtain more beneficial license terms and have greater brand recognition and a more established distribution chain. As such, we may be unable to compete with third-parties who have similar license arrangements with ECS and as a result, we may be forced to terminate or abandon the License, which could cause the value of our securities to decline in value or become worthless.

WE HAVE PREVIOUSLY GENERATED ONLY LIMITED REVENUES AND HAVE NOT GENERATED A PROFIT SINCE INCEPTION.

We make no assurances that we will be able to generate revenues in the future sufficient to support our operations, if at all, and/or that we will be able to gain clients in the future to build our business to the point that we generate a profit.

IF WE ARE DEEMED TO BE A “SHELL COMPANY” OR FORMER “SHELL COMPANY”, SHAREHOLDERS WHO HOLD UNREGISTERED SHARES OF OUR COMMON STOCK WILL BE SUBJECT TO RESALE RESTRICTIONS PURSUANT TO RULE 144.

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“ Rule 144 ”), a “ shell company ” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets.  We do not currently believe that we are a “ shell company ” or a former “ shell company ” however, the SEC has provided us correspondence advising us that they believe that we were deemed to be a “ shell company ” prior to the Exchange and we have agreed to file Form 10 information (as described below) in this filing.  As such we may be deemed to be a “ shell company ” or a former “ shell company ”. If we are deemed to be a “ shell company ” or former “ shell company ” pursuant to Rule 144, sales of our securities pursuant to Rule 144 will not be able to be made until 1) we have ceased to be a “ shell company ”; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and have filed all of our required periodic reports for the prior one year period; and a period of at least twelve months has elapsed from the date “ Form 10 information ” has been filed with the Commission reflecting the Company’s status as a non-“ shell company. ”  Because none of our securities will be able to be sold pursuant to Rule 144, until at least a year after we cease to be a “ shell company ” (as described in greater detail above), any securities we issue to consultants, employees, in consideration for services rendered or for any other purpose will have no liquidity in the event we are deemed to be a “ shell company ” until and unless such securities are registered with the Commission and/or until a year after we cease to be a “ shell company ” and have complied with the other requirements of Rule 144, as described above.  As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash.  Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future.  If we are deemed a “ shell company, ” or former “ shell company ” it could prevent us from raising additional funds, engaging consultants using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

THE SUCCESS OF THE COMPANY DEPENDS HEAVILY ON LEIF ANDERSEN AND HIS INDUSTRY KNOWLEDGE, RELATIONSHIPS, AND EXPERTISE.

The success of the Company will depend on the abilities of Leif Andersen, Chief Executive Officer, to manage our business.   Mr. Andersen is employed by Sebring (which agreement was assumed by us in connection with the Exchange) pursuant to an Employment Agreement, described in greater detail below, provided that either we or Mr. Andersen can terminate the agreement at any time, subject to the terms of such Employment Agreement.  The loss of Mr. Andersen will have a material adverse effect on the business, results of operations and financial condition of the Company.  In addition, the loss of Mr. Andersen may force the Company to seek a replacement who may have less experience, fewer contacts, or less understanding of the business.  Further, we can make no assurances that we will be able to find a suitable replacement for Mr. Andersen, which could force the Company to curtail its operations and/or cause any investment in the Company to become worthless.

OUR LIMITED OPERATING HISTORY MAKES IT DIFFICULT TO FORECAST OUR FUTURE RESULTS, MAKING ANY INVESTMENT IN US HIGHLY SPECULATIVE.

We have a limited operating history, and our historical financial and operating information is of limited value in predicting our future operating results.  We may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, we may fail to make accurate financial forecasts.  Our current and future expense levels are based largely on our investment plans and estimates of future revenue.  As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could then force us to curtail or cease our business operations.

OUR LOSSES RAISE DOUBT AS TO WHETHER WE CAN CONTINUE AS A GOING CONCERN.

We had an accumulated deficit of $3,732,252 and negative working capital of $3,652,908 as of September 30, 2010, and a net loss and net cash used in operations of $815,253 and $248,909, respectively for the nine months endedSeptember 30, 2010.  These factors among others indicate that we may be unable to continue as a going concern, particularly in the event that we cannot generate revenues, obtain additional financing and/or attain profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty and if we cannot continue as a going concern, your investment in us could become devalued or worthless.

Our independent registered public accounting firm has added an emphasis paragraph to its report on our financial statements for the years ended December 31, 2009 and 2008 regarding our ability to continue as a going concern. Key to this determination is our recurring net losses, an accumulated deficit, and a working capital deficiency. The Company’s financial statements are prepared using principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  However, the Company does not have significant cash or other material liquid assets, nor does it have an established source of revenue sufficient to cover its operating costs and to allow it to continue as a going concern.  The Company may, in the future, experience significant fluctuations in its results of operations.

DEPRESSED GENERAL ECONOMIC CONDITIONS OR ADVERSE CHANGES IN GENERAL ECONOMIC CONDITIONS COULD ADVERSELY AFFECT OUR OPERATING RESULTS.   IF ECONOMIC OR OTHER FACTORS MAY NEGATIVELY AFFECT OUR FUTURE POTENTIAL CUSTOMERS, AND SUCH POTENTIAL CUSTOMERS MAY BECOME UNWILLING OR UNABLE TO PURCHASE OUR SERVICES, WHICH COULD IMPAIR OUR ABILITY TO OPERATE PROFITABLY.

Our results of operations are subject to the risks arising from adverse changes in domestic and global economic conditions. Uncertainty about future economic conditions makes it difficult for us to forecast operating results and to make decisions about future investments. For example, the direction and relative strength of the global economy has recently been increasingly uncertain due to softness in the residential real estate and mortgage markets, volatility in fuel and other energy costs, difficulties in the financial services sector and credit markets, continuing geopolitical uncertainties and other macroeconomic factors affecting spending behavior. If economic growth in North and South America continues to be slowed, or if other adverse general economic changes occur or continue, many potential customers for the Company’s planned products may delay or reduce technology purchases. This could result in reductions in sales of our products (if any), longer sales cycles, and increased price competition.

OUR BUSINESS MAY BE NEGATIVELY IMPACTED AS A RESULT OF CHANGES IN THE ECONOMY AND CORPORATE AND INSTITUTIONAL SPENDING.

Our business will depend on the general economic environment and levels of corporate and institutional spending. Purchases of software may decline in periods of recession or uncertainty regarding future economic prospects. During periods of recession or economic uncertainty, we may not be able to maintain or increase our sales to customers (assuming we have sales to customers to begin with), maintain sales levels, if any, establish operations on a profitable basis or create earnings from operations as a percentage of net sales. As a result, our operating results, if any, may be adversely and materially affected by downward trends in the economy or the occurrence of events that adversely affect the economy in general. Our operating results and margins, if any, will be adversely impacted if we do not grow as anticipated.

OUR OPERATING RESULTS WILL BE DIFFICULT TO PREDICT AND FLUCTUATIONS IN OUR PERFORMANCE MAY RESULT IN VOLATILITY IN THE MARKET PRICE OF OUR COMMON STOCK.

Due to our limited operating history, among other things, our future operating results, if any, will be difficult to predict. We could experience fluctuations in our future operating and financial results due to a number of factors, such as:

•	our ability to attract new customers, and satisfy our customers’ requirements;

•	technical difficulties or interruptions in our services;

•	general economic conditions; and

•	the availability of additional investment in our services or operations.

These factors and others all tend to make the timing and amount of our revenue unpredictable and may lead to greater period-to-period fluctuations in revenue, if we are able to generate any revenue at all moving forward, of which we can provide no assurances.

IF OUR SECURITY MEASURES ARE BREACHED, OUR PRODUCTS MAY BE PERCEIVED AS NOT BEING SECURE, AND OUR BUSINESS AND REPUTATION COULD SUFFER.

Our planned products will involve the storage and transmission of our customers’ proprietary information. Although we plan to employ technical and internal control procedures to assure the security of our customers’ data, we cannot guarantee that these measures will be sufficient for this purpose. If our security measures are breached as a result of third-party action, employee error or otherwise, and as a result our customers’ data becomes available to unauthorized parties, we could incur liability and our reputation would be damaged, which could lead to the loss of then current and potential customers. If we experience any breaches of our network security or sabotage, we might be required to expend significant capital and other resources to remedy, protect against or alleviate these and related problems, and we may not be able to remedy these problems in a timely manner, or at all. Because techniques used by outsiders to obtain unauthorized network access or to sabotage systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures.

IF WE CANNOT ADAPT TO TECHNOLOGICAL ADVANCES, OUR SERVICES AND PRODUCTS MAY BECOME OBSOLETE AND OUR ABILITY TO COMPETE WOULD BE IMPAIRED.

Changes in our industry occur very rapidly. As a result, our services and products could become obsolete. The introduction of competing products employing new technologies and the evolution of new industry standards could render our existing products or services obsolete and unmarketable. To be successful, our services and products must keep pace with technological developments and evolving industry standards, address the ever-changing and increasingly sophisticated needs of our customers, and achieve market acceptance. If we are unable to develop new services, or enhancements to our future services on a timely and cost-effective basis, or if new services or products or enhancements do not achieve market acceptance, our business would be seriously harmed.

DEFECTS OR ERRORS IN THE SOFTWARE WE PLAN TO LICENSE COULD ADVERSELY AFFECT OUR REPUTATION, RESULT IN SIGNIFICANT COSTS TO US AND IMPAIR OUR ABILITY TO SELL OUR SOFTWARE.

If the software we plan to license is determined to contain defects or errors, our reputation could be materially adversely affected, which could result in significant costs to us and impair our ability to sell our software in the future. The costs we would incur to correct software defects or errors may be substantial and would materially adversely affect our operating results.

Any defects in our applications or the software we plan to license, or defects that cause other applications to malfunction or fail, could result in:

● lost or delayed market acceptance and sales of our licensed software;

● loss of clients;

● product liability suits against us;

● diversion of development resources;

● injury to our reputation; and

● increased maintenance and warranty costs.

OUR MARKET IS SUBJECT TO RAPID TECHNOLOGICAL CHANGE AND IF WE AND OUR LICENSOR FAIL TO CONTINUALLY ENHANCE THE PRODUCTS WE SELL IN THE FUTURE, IN A TIMELY MANNER, OUR REVENUE AND BUSINESS WOULD BE HARMED.

We and the licensor of the products we plan to sell must continue to enhance and improve the performance, functionality and reliability of such products in a timely manner. The software industry is characterized by rapid technological change, changes in user requirements and preferences, frequent new product and services introductions embodying new technologies, and the emergence of new industry standards and practices that could render our products and services obsolete. The failure to continually enhance our products and services in a timely manner would adversely impact our business and prospects. Our success will depend, in part, on our and our licensor’s ability to develop leading technologies to enhance existing products and services, to develop new products and services that address the increasingly sophisticated and varied needs of our future customers, and to respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. If we or our licensor are unable to adapt products and services to changing market conditions, customer requirements or emerging industry standards, we may be forced to curtail or abandon our business operations.

SIGNIFICANT UNAUTHORIZED USE OF OUR LICENSED SOFTWARE WOULD RESULT IN MATERIAL LOSS OF POTENTIAL REVENUES AND OUR PURSUIT OF PROTECTION FOR OUR INTELLECTUAL PROPERTY RIGHTS COULD RESULT IN SUBSTANTIAL COSTS TO US.

Our licensed eCenter software is planned to be licensed to customers under license agreements, which license may include provisions prohibiting the unauthorized use, copying and transfer of the licensed program. Policing unauthorized use of our products will likely be difficult and, while we are unable to determine the extent to which piracy of our software products exists, any significant piracy of our products could materially and adversely affect our business, results of operations and financial condition. In addition, the laws of some foreign countries do not protect the proprietary rights to as great an extent as do the laws of the United States and our means of protecting our proprietary rights may not be adequate.

WE MAY FACE PRODUCT LIABILITY CLAIMS FROM OUR FUTURE CUSTOMERS WHICH COULD LEAD TO ADDITIONAL COSTS AND LOSSES TO THE COMPANY.

Our license agreements with our future customers will contain provisions designed to limit our exposure to potential product liability claims. It is possible, however, that the limitation of liability provisions contained in the license agreements may not be effective under the laws of some jurisdictions. A successful product liability claim brought against us could result in payment by us of substantial damages, which would harm our business, operating results and financial condition and cause the price of our common stock to fall.

WE AND OUR LICENSOR MAY NOT BE ABLE TO RESPOND TO TECHNOLOGICAL CHANGES WITH NEW SOFTWARE APPLICATIONS, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR SALES AND PROFITABILITY.

The markets for our future software applications are characterized by rapid technological changes, changing customer needs, frequent introduction of new software applications and evolving industry standards. The introduction of software applications that embody new technologies or the emergence of new industry standards could make our software applications obsolete or otherwise unmarketable. As a result, we may not be able to accurately predict the lifecycle of our licensed software applications, which may become obsolete before we receive any revenue or the amount of revenue that we anticipate receiving from them. If any of the foregoing events were to occur, our ability to generate revenues would be adversely affected.

To be successful, we and our licensor need to anticipate, develop and introduce new software applications on a timely and cost-effective basis that keep pace with technological developments and emerging industry standards and that address the increasingly sophisticated needs of our future customers and their budgets. We and our licensor may fail to develop or sell software applications that respond to technological changes or evolving industry standards, experience difficulties that could delay or prevent the successful development, introduction or sale of these applications or fail to develop applications that adequately meet the requirements of the marketplace or achieve market acceptance. Our or our licensor’s failure to develop and market such applications and services on a timely basis, or at all, could materially adversely affect our sales and profitability.

OUR FAILURE TO OFFER HIGH QUALITY CUSTOMER SUPPORT SERVICES COULD HARM OUR REPUTATION AND COULD MATERIALLY ADVERSELY AFFECT OUR SALES OF SOFTWARE APPLICATIONS AND RESULTS OF OPERATIONS.

Our future customers, if any, will depend on us to resolve implementation, technical or other issues relating to our software. A high level of service is critical for the successful marketing and sale of our software. If we do not succeed in helping our customers quickly resolve post-deployment issues, our reputation could be harmed and our ability to make new sales or increase sales to customers could be damaged.

OUR BUSINESS AND THE SUCCESS OF OUR PRODUCTS COULD BE HARMED IF WE ARE UNABLE TO ESTABLISH AND MAINTAIN A BRAND IMAGE.

We believe that establishing a brand is critical to achieving acceptance of our software products and to establishing key strategic relationships. As a new company with a new brand, we believe that we have little to no brand recognition with the public. We may experience difficulty in establishing a brand name that is well-known and regarded, and any brand image that we may be able to create may be quickly impaired. The importance of brand recognition will increase when and if our competitors create products that are similar to our products. Even if we are able to establish a brand image and react appropriately to changes in customer preferences, customers may consider our brand image to be less prestigious or trustworthy than those of our larger competitors. Our results of operations may be affected in the future should our products even be successfully launched.

WE MAY FAIL IN INTRODUCING AND PROMOTING OUR PRODUCTS TO THE SOFTWARE MARKET, WHICH WILL HAVE AN ADVERSE EFFECT ON OUR ABILITY TO GENERATE REVENUES.

Demand for and market acceptance of new products is inherently uncertain. Our revenue will come from the sale of our licensed products, and our ability to sell our products will depend on various factors, including the eventual strength, if any, of our brand name, competitive conditions and our access to necessary capital. If we fail to introduce and promote our products, we may not be able to generate any significant revenues. In addition, as part of our growth strategy, we intend to expand our product offerings to introduce more products in other categories. This strategy may however prove unsuccessful and our association with failed products could impair our brand image. Introducing and achieving market acceptance for these products will require, among other things:

● the establishment of our brand;

● the development and performance to our planned product introductions;

● the establishment of key relationships with customers for our software products; and

● substantial marketing efforts and expenditures to create and sustain customer demand.

WE WILL FACE INTENSE COMPETITION, INCLUDING COMPETITION FROM COMPANIES WITH SIGNIFICANTLY GREATER RESOURCES THAN OURS, AND IF WE ARE UNABLE TO COMPETE EFFECTIVELY WITH THESE COMPANIES, OUR BUSINESS COULD BE HARMED.

We will face intense competition in the software industry from other established companies. Almost all of our competitors have significantly greater financial, technological, engineering, manufacturing, marketing and distribution resources than we do. Their greater capabilities in these areas will enable them to better withstand periodic downturns in the software industry, compete more effectively on the basis of price and production and more quickly develop new products. In addition, new companies may enter the markets in which we expect to compete, further increasing competition in the software industry.

We believe that our ability to compete successfully will depend on a number of factors, including the functionality of our products once marketed and the strength of our brand, once established, as well as many factors beyond our control. We may not be able to compete successfully in the future, and increased competition may result in price reductions, reduced profit margins, loss of market share and an inability to generate cash flows that are sufficient to maintain or expand our development and marketing of new products.

THE DISRUPTION, EXPENSE AND POTENTIAL LIABILITY ASSOCIATED WITH UNANTICIPATED FUTURE LITIGATION AGAINST US COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

We may be subject to various legal proceedings and threatened legal proceedings from time to time as part of our ordinary business. We are not currently a party to any legal proceedings. However, any unanticipated litigation in the future, regardless of merits, could significantly divert management’s attention from our operations and result in substantial legal fees to us. Further, there can be no assurance that any actions that have been or will be brought against us will be resolved in our favor or, if significant monetary judgments are rendered against us, that we will have the ability to pay such judgments. Such disruptions, legal fees and any losses resulting from these claims could have a material adverse effect on our business, results of operations and financial condition.

PROTECTION OF OUR INTELLECTUAL PROPERTY IS LIMITED, AND ANY MISUSE OF OUR INTELLECTUAL PROPERTY BY OTHERS COULD MATERIALLY ADVERSELY AFFECT OUR SALES AND RESULTS OF OPERATIONS.

Proprietary technology in our licensed software is important to our success. To protect our proprietary rights, we plan to rely on a combination of patents, copyrights, trademarks, trade secrets, confidentiality procedures and contractual provisions, funding permitting. We do not own any issued patents and we have not emphasized patents as a source of significant competitive advantage. We have sought to protect our proprietary technology under laws affording protection for trade secrets, copyright and trademark protection of our software, products and developments where available and appropriate. In the event we are issued patents, our issued patents may not provide us with any competitive advantages or may be challenged by third parties, and the patents of others may seriously impede our ability to conduct our business. Further, any patents issued to us may not be timely or broad enough to protect our proprietary rights.

Protection of trade secrets and other intellectual property rights in the markets in which we operate and compete is highly uncertain and may involve complex legal and scientific questions. The laws of countries in which we operate may afford little or no protection to our trade secrets and other intellectual property rights. Policing unauthorized use of our trade secret technologies and proving misappropriation of our technologies is particularly difficult, and we expect software piracy to continue to be a persistent problem. Piracy of our products represents a loss of revenue to us. Furthermore, any changes in, or unexpected interpretations of, the trade secret and other intellectual property laws in any country in which we operate may adversely affect our ability to enforce our trade secret and intellectual property rights. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our confidential information and trade secret protection. If we are unable to protect our proprietary rights or if third-parties independently develop or gain access to our or similar technologies, our competitive position and revenue could suffer.

WE MAY INCUR SIGNIFICANT LITIGATION EXPENSES PROTECTING OUR INTELLECTUAL PROPERTY OR DEFENDING OUR USE OF INTELLECTUAL PROPERTY, WHICH MAY HAVE A MATERIAL ADVERSE EFFECT ON OUR CASH FLOW AND RESULTS OF OPERATIONS, IF ANY.

If our efforts to protect our intellectual property rights are inadequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the intellectual property rights of others, we could incur substantial significant legal expenses in resolving such disputes.

OUR COMPETITORS MAY DEVELOP SIMILAR, NON-INFRINGING PRODUCTS THAT ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUES.

Our competitors may be able to produce a software product that is similar to our licensed product without infringing on our or our licensor’s intellectual property rights. Since we have yet to establish any significant brand recognition for our product, we could lose a substantial amount of business due to competitors developing products similar to our software products. As a result, our future growth and ability to generate revenues from the sale of our product could suffer a material adverse effect.

CLAIMS THAT WE MISUSE THE INTELLECTUAL PROPERTY OF OTHERS COULD SUBJECT US TO SIGNIFICANT LIABILITY AND DISRUPT OUR BUSINESS, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Because of the nature of our business, we may become subject to material claims of infringement by competitors and other third-parties with respect to current or future software applications, trademarks or other proprietary rights. Our competitors, some of which may have substantially greater resources than us and have made significant investments in competing technologies or products, may have, or seek to apply for and obtain, patents that will prevent, limit or interfere with our ability to make, use and sell our current and future products, and we and our licensor may not be successful in defending allegations of infringement of these patents. Further, we may not be aware of all of the patents and other intellectual property rights owned by third-parties that may be potentially adverse to our interests. We or our licensor may need to resort to litigation to enforce our proprietary rights or to determine the scope and validity of a third party’s patents or other proprietary rights, including whether any of our products or processes infringe the patents or other proprietary rights of third-parties. The outcome of any such proceedings is uncertain and, if unfavorable, could significantly harm our business. If we or our licensor does not prevail in this type of litigation, we may be required to:

● pay damages, including actual monetary damages, royalties, lost profits or other damages and third-party ’ s attorneys ’ fees, which may be substantial;

● expend significant time and resources to modify or redesign the affected products or procedures so that they do not infringe a third-party ’ s patents or other intellectual property rights; further, there can be no assurance that we will be successful in modifying or redesigning the affected products or procedures;

● obtain a license in order to continue marketing the affected products or processes, and pay license fees and royalties; if we are able to obtain such a license, it may be non-exclusive, giving our competitors access to the same intellectual property, or the patent owner may require that we grant a cross-license to part of our proprietary technologies; or

● stop the development, manufacture, use, marketing or sale of the affected products through a court-ordered sanction called an injunction, if a license is not available on acceptable terms, or not available at all, or attempts to redesign the affected products are unsuccessful.

Any of these events could adversely affect our business strategy and the value of our business. In addition, the defense and prosecution of intellectual property suits, interferences, oppositions and related legal and administrative proceedings in the United States and elsewhere, even if resolved in our favor, could be expensive, time consuming, generate negative publicity and could divert financial and managerial resources.

We expect that software developers will increasingly be subject to infringement claims as the number of software applications and competitors in our industry segment grows and the functionality of software applications in different industry segments overlaps. Thus, we could be subject to additional patent infringement claims in the future. There can be no assurance that the claims that may arise in the future can be amicably disposed of, and it is possible that litigation could ensue.

Intellectual property litigation can be complex, costly and protracted. As a result, any intellectual property litigation to which we are subject could disrupt our business operations, require us to incur substantial costs and subject us to significant liabilities, each of which could severely harm our business.

Plaintiffs in intellectual property cases often seek injunctive relief. Any intellectual property litigation commenced against us could force us to take actions that could be harmful to our business, including the following:

● stop selling products or using the technology that contains the allegedly infringing intellectual property;

● stop selling products or using the technology that contains the allegedly infringing intellectual property;

● attempt to obtain a license to use the relevant intellectual property, which may not be available on reasonable terms or at all; and

● attempt to redesign the products that allegedly infringed upon the intellectual property.

If we or our licensor is forced to take any of the foregoing actions, our business, financial position and operating results could be harmed. We and our licensor may not be able to develop, license or acquire non-infringing technology under reasonable terms, if at all. These developments would result in an inability to compete for customers and would adversely affect our ability to generate revenue. The measure of damages in intellectual property litigation can be complex, and is often subjective or uncertain. If we were to be found liable for the infringement of a third party’s proprietary rights, the amount of damages we might have to pay could be substantial and would be difficult to predict.

ANY GROWTH COULD STRAIN OUR RESOURCES AND OUR BUSINESS MAY SUFFER IF WE FAIL TO IMPLEMENT APPROPRIATE CONTROLS AND PROCEDURES TO MANAGE OUR GROWTH.

Growth in our business may place a strain on our management, administrative, and sales and marketing infrastructure. If we fail to successfully manage our growth, our business could be disrupted, and our ability to operate our business profitably could suffer. Growth in our employee base may be required to expand our customer base and to continue to develop and enhance our services. To manage growth of our operations and personnel, we would need to enhance our operational, financial, and management controls and our reporting systems and procedures. This would require additional personnel and capital investments, which would increase our cost base. The growth in our fixed cost base may make it more difficult for us to reduce expenses in the short term to offset any shortfalls in revenue.

OUR ARTICLES OF INCORPORATION, AS AMENDED, AND BYLAWS LIMIT THE LIABILITY OF, AND PROVIDE INDEMNIFICATION FOR, OUR OFFICERS AND DIRECTORS.

Our Articles of Incorporation, generally limit our officers' and Directors' personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or Director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation, as amended, and Bylaws provide indemnification for our officers and Directors to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or Director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a " Proceeding ") to which the officer or Director is made a party or is threatened to be made a party, or in which the officer or Director is involved by reason of the fact that he or she is or was an officer or Director of the Company, or is or was serving at the request of the Company as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise whether the basis of the Proceeding is alleged action in an official capacity as an officer or Director, or in any other capacity while serving as an officer or Director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and Directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and Directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

WE MAY BE UNABLE TO SCALE OUR OPERATIONS SUCCESSFULLY AND FAIL TO ATTAIN OUR PLANNED GROWTH.

Our plan is to grow our business rapidly. Our growth, if it occurs as planned, will place significant demands on our management, as well as our financial, administrative and other resources. We will need to hire highly skilled personnel to effectuate our planned growth. There is no guarantee that we will be able to locate and retain qualified personnel for such positions, which would likely hinder our ability to manage operations. Furthermore, we cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our products or other operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.

WE HAVE NEVER ISSUED CASH DIVIDENDS IN CONNECTION WITH OUR COMMON STOCK AND HAVE NO PLANS TO ISSUE DIVIDENDS IN THE FUTURE.

We have paid no cash dividends on our common stock to date and it is not anticipated that any cash dividends will be paid to holders of our common stock in the foreseeable future.  While our dividend policy will be based on the operating results and capital needs of our business, it is anticipated that any earnings will be retained to finance our future expansion.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF OUR COMMON STOCK DUE TO FEDERAL REGULATIONS OF PENNY STOCKS.

Our common stock will be subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990, also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

In addition, various state securities laws impose restrictions on transferring " penny stocks " and as a result, investors in the common stock may have their ability to sell their shares of the common stock impaired.

SHAREHOLDERS MAY BE DILUTED SIGNIFICANTLY THROUGH OUR EFFORTS TO OBTAIN FINANCING AND SATISFY OBLIGATIONS THROUGH THE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK.

We have no committed source of financing. Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of the Company because the shares may be issued to parties or entities committed to supporting existing management.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH SHAREHOLDERS CAN SELL OUR SHARES.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

BECAUSE WE ARE NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, OUR STOCKHOLDERS HAVE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because our Directors are not independent directors, we do not currently have independent audit or compensation committees. As a result, our Directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, Directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of Directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

WE CURRENTLY HAVE A LIMITED PUBLIC MARKET FOR OUR SECURITIES WHICH MAY BE VOLATILE AND ILLIQUID.

In April 2009, we obtained quotation for our common stock on the Over-The-Counter Bulletin Board (“ OTCBB”) under the symbol SMXI.OB.  However, there is currently a limited public market for our common stock, and we can make no assurances that there will be demand for our common stock in the future. If there is a market for our common stock in the future, we anticipate that such market would continue to be illiquid and would be subject to wide fluctuations in response to several factors, including, but not limited to:

(1)	actual or anticipated variations in our results of operations;
(2)	our ability or inability to generate new revenues;
(3)	the number of shares in our public float;
(4)	increased competition; and
(5)	conditions and trends in the market for our services.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our common stock.

NEVADA LAW AND OUR ARTICLES OF INCORPORATION AUTHORIZE US TO ISSUE SHARES OF COMMON STOCK, WHICH SHARES MAY CAUSE SUBSTANTIAL DILUTION TO OUR SHAREHOLDERS.

Pursuant to our Articles of Incorporation, we have 1,100,000,000 shares of common stock authorized. As of December 10, 2010, we had 34,930,514 shares of common stock issued and outstanding (which number includes the 18,729,098 Exchange Shares, which have not been physically issued to date). As a result, our Board of Directors has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued would cause substantial dilution to our then shareholders.  As a result, the issuance of shares of common stock may cause the value of our securities to decrease and/or become worthless.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The following table presents certain information regarding the beneficial ownership of all shares of Common Stock as of December 10, 2010, by (i) each person who owns beneficially more than five percent (5%) of the outstanding shares of Common Stock based on 34,930,514 shares outstanding as of December 10, 2010 (which number includes 18,279,098 shares issuable in connection with the Exchange (described above), which have not been physically issued to date, but have been included in the number of issued and outstanding shares disclosed throughout this report), (ii) each of our Directors, (iii) each named executive officer and (iv) all Directors and officers as a group.

Beneficial ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment powers, or of which a person has a right to acquire ownership at any time within 60 days of December 10, 2010.  Except as otherwise indicated, and subject to applicable community property laws, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them.

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Leif Andersen Chief Executive Officer and Director of the Company and Sebring 1400 Cattlemen Rd, Suite D Sarasota, Florida 34232	12,646,320(1)	36.0%
John Sauickie, Jr. CFO and VP of Sebring 1400 Cattlemen Rd, Suite D Sarasota, Florida 34232	-(2)	*
Lester Petracca c/o Triangle Equities 30-56 Whitestone Expressway Whitestone, NY 11354	5,343,733(2)	15.1%
All Officers and Directors as a Group (2 persons)	12,646,320(1)	36.0%

(1) Mr. Andersen holds 12,486,065 shares of the Company’s common stock through Thor Nor, LLC, an entity which he controls.  Includes 160,255 shares issuable in connection with the conversion of an outstanding convertible promissory note held by Thor Nor, LLC, in the amount of $275,638, which has a conversion rate of $1.72 per share.  Does not include any warrants due to Thor Nor, LLC in connection with the $275,638 of Convertible Notes held by it, as such warrants have not been granted to date.

(2) Does not include 1,000,000 shares which the Company has agreed to issue Mr. Sauickie in consideration for services rendered, which shares the Company does not intend to issue to Mr. Sauickie within the next 60 days.

(3) Includes 349,305 shares, representing 1% of the Company’s outstanding shares, which shares are issuable to Mr. Petracca in connection with the Petracca Note on January 29, 2011, as described in greater detail above.

Executive Officers and Directors

The following persons are our executive officers and directors as of January 27, 2011 and hold the positions set forth opposite their respective names.

Name	Age	Position
Leif Andersen	54	CEO and Director

Our directors hold office until the earlier of their death, resignation or removal by stockholders or until their successors have been qualified.  Our officers are elected annually by, and serve at the pleasure of, our board of directors.  We feel our officers and directors should serve in such capacity in light of our business structure because: they all have a degree or professional diploma, they have management knowledge, they have previous experience in the industry and are able to adapt to changes within the industry, and they are able to work resourcefully to strategize for the Company.

Biographies

Directors and Officers

Leif Andersen, 54, is the CEO and Director of the Company.  He has been the managing member of Sebring Software, LLC, a Florida limited liability company, since its inception in November of 2006.  Sebring Software, LLC is in the business of providing software integration solutions.  From 1987 to August 2006, Mr. Andersen was the President of Vermax, Inc., a Utah corporation that manufactured bathroom fixtures and other building materials.  Mr. Andersen was born in Norway, was raised in Brasil and has worked in a number of western countries. Mr. Andersen studied Chemical Engineering at the Norwegian Institute of Technology from 1975-1979.  Subsequently, he has led companies in the hospitality industry, building materials, management consulting, high technology and energy markets.  Mr. Andersen began his business career with the Donovan Companies, St. Paul, Minnesota, USA.  While at Donovan he was involved with distribution of propane, natural gas, coal mining and other ventures. In addition Mr. Andersen was engaged in cogeneration projects and introducing new technology into natural gas air conditioning systems manufactured by Yazaki in Japan.  Mr. Andersen has been the CEO of 4 start ups and led companies with as many as 460 employees. Mr. Andersen served as liaison for the Norwegian Olympic Committee, was appointed and served as the Salt Lake City, UT Consul for the Kingdom of Norway from 1995 to 2004 and was made a Knight of the First Order by His Majesty King Harald V in 2002

Executive Compensation
Summary Compensation Table

The table below sets forth, for our last two fiscal years, the compensation earned by our officers and directors

			Deferred				All Other
Name and			Compen-		Stock	Option	Compen-
Principal Position		Salary	sation	Bonus	Awards	Awards	sation
		(1)					(2)
Leif Andersen	2009	$180,000	$-	$-	$-	$-	$52,417
CEO and Director	2008	$180,000	$-	$-	$-	$-	$99,886

Notes:
(1)	- $83,077 of the 2009 compensation is still owed to Mr. Andersen.
(2)	– These amounts represent fringe benefits that were taken as compensation by Mr. Andersen.

Agreements with Executives Officers

The Company  currently has an employment agreement with its Executive Officer.

Stock Option Plan

The Company does not currently have any equity compensating plans or stock option plans, but may decide to implement on in the future.

Director Compensation

During the fiscal years ended December 31, 2009 and 2008, our directors did not receive any compensation from us for their services in such capacity and we do not foresee paying our directors any compensation for their services in such capacity in the future.

Directors’ and Officers’ Liability Insurance

Sebring does not have directors’ and officers’ liability insurance.  This could potential be implemented in the future, however, there is currently no plans for any implementation in the near future.

Code of Ethics

The Company has not adopted a Code of Ethics.

Board Committees

We expect our board of directors, in the future, to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. We intend to appoint such persons to committees of the board of directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek a listing on a national securities exchange.

Certain Relationships and Related Transactions

None.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Under the Exchange Agreement, the Sebring Software, Inc.assumed certain of Sebring LLC’s obligations including an aggregate of $1,435,000 in convertible promissory notes and Sebring’s payment obligations under the Settlement Agreement and the Petracca Note.

The terms of the convertible notes payable provide for interest at a rate of 12%, principal payable on March 1, 2011 and interest payable quarterly in cash or common stock at Company option using conversion terms described below.  If the Company is merged with or acquired by a public company (Public Event) during the term of the note, then on the first day of each month, starting with the 7th full month following the Public Event, the lender shall have the right to (a) receive payment equal to one-sixth of the principal outstanding or (b) convert the monthly principal amount as follows: Note is convertible at the lesser of (1) 75% of the price per share paid by investors in the next equity financing after the note was issued, or (2) either (a) if the Company has forty-five million or more shares issued and outstanding then $0.75 per share or (b) if the Company has less than forty-five million shares issued and outstanding then a price per share determined by dividing 45,000,000 by the product of the number of shares issued and outstanding after the closing of a Public Event multiplied by $0.75.

The notes may be accelerated upon an event of default under the notes, which events of default include failure to make payment when due, a breach of representations and warranties made by Sebring under the subscription agreement, and bankruptcy.  A copy of the form of convertible promissory note used by the Company is attached as an Exhibit to the Form 8-K filed on October 29, 2010.

The terms of the Settlement Agreement provided for the issuance of a secured promissory note in the principal amount of $1,170,718 that accrues interest at a rate of 12% per year.  For every 120 days that the note is outstanding, the Company will issue Petracca an additional 1% of the Company’s issued and outstanding capital stock up to a maximum of 4%.  Payment of the note is secured by a security interest in all of Sebring’s assets pursuant to the terms of a Security Agreement dated as of October 6, 2010.  Payment of principal and accrued interest under the Petracca Note may be accelerated upon an event of default under the Petracca Note, which events of default include failure to make payment when due, a breach of a representation or warranty made under the Note, and bankruptcy.  In addition, under the Settlement Agreement, the Company is obligated to pay to Petracca 25% of the first $750,000 in net proceeds from debt or equity financings to be applied against the Petracca Note.  The Company is obligated to pay 30% of net proceeds in excess of $750,000 raised to be applied against the Petracca Note.

In addition, Sebring LLC continues to be liable for material obligations under the terms of a Redemption and Security Agreement by and between Sebring LLC and Diecon AG pursuant to which Sebring has agreed to redeem 47.5 shares of Diecon AG’s memberships for a purchase price of $100,000 (the “Redemption Agreement”).  The payment of the redemption price was paid by the delivery of a Redemption Note in the principal amount of $100,000 that is due and payable on October 31, 2010 (the “Redemption Note”).  Payment of the Redemption Note is secured by the membership interest in Sebring LLC that is being redeemed pursuant to the terms of the Redemption Agreement.  Copies of the Redemption Agreement and the Redemption Note are attached as Exhibits to this Form 8-K.

Item 5.01 Changes in Control of Registrant.

As a result of the Exchange described in Item 1.01, Sebring cancelled 69,376,450 shares of the Company’s common stock (after giving effect to a recent 11-to-1 forward split) and the Sebring Members acquired 18,729,098, representing approximately 52% of the issued and outstanding capital stock of the Company.  Leif Andersen, Lester Petracca and Asbjorn Melo acquired 7,491,639, 2,996,656 and 749,164 shares of the Company’s common stock, respectively, representing approximately 20.85%, 8.34% and 2.08% of the issued and outstanding shares of the Company’s common stock, respectively.  In addition, Sebring holds 7,491,639 shares of the Company’s common stock for the benefit of the Sebring Members (the “Collateral Shares”). The Collateral Shares are subject to a security interest held by Diecon AG to secure payment of a promissory note issued by Sebring to Diecon AG in the principal amount of $100,000 (the “Diecon Note”).   If the Company repays the Redemption Note in a timely manner, the Collateral Shares will be distributed to the Sebring Members on a pro rata basis upon repayment of the Redemption Note. This would result in Andersen, Petracca and Melo owning approximately 35%, 14% and 14% of the issued and outstanding capital stock of the Company, respectively. If the Company is unable to repay the Redemption Note when due, Diecon AG could foreclose on its security interest in the shares of the Company, in which case Diecon AG would own approximately 20.85% of the Company and the Sebring Members would maintain their current ownership percentages.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 18, 2010, Matthew Lozeau resigned his position as the Company’s secretary.  On October 25, 2010, Tim Miller resigned as the President and Chief Executive Officer of the Company and Leif Andersen was appointed to serve as the President and Chief Executive Officer of the Company.  Following Leif Andersen’s appointment as President and Chief Executive Officer of the Company, Tim Miller resigned as a director of the Company, leaving Leif Andersen as the sole director of the Company.  There were no disagreements between Matthew Lozeau and the Company or between Tim Miller and the Company.  Copies of the resignations submitted by Tim Miller and Matthew Lozeau are filed as Exhibits to the Form 8-K filed on October 29, 2010.

Mr Andersen, 54, has been the managing member of Sebring Software, LLC, a Florida limited liability company, since its inception in November of 2006.  Sebring Software, LLC is in the business of providing software integration solutions.  From 1987 to August 2006, Mr. Andersen was the President of Vermax, Inc., a Utah corporation that manufactured bathroom fixtures.  Mr. Andersen was born in Norway, was raised in Brasil and has worked in a number of western countries. Mr. Andersen studied Chemical Engineering at the Norwegian Institute of Technology from 1975-1979.  Subsequently, he has led companies in the hospitality industry, building materials, management consulting, high technology and energy markets.  Mr. Andersen began his business career with the Donovan Companies, St. Paul, Minnesota, USA.  While at Donovan he was involved with distribution of propane, natural gas, coal mining and other ventures. In addition Mr. Andersen was engaged in cogeneration projects and introducing new technology into natural gas air conditioning systems manufactured by Yazaki in Japan.  Mr. Andersen has been the CEO of 4 start ups and led companies with as many as 460 employees. Mr. Andersen served as liaison for the Norwegian Olympic Committee, was appointed and served as the Salt Lake City, UT Consul for the Kingdom of Norway from 1995 to 2004 and was made a Knight of the First Order by His Majesty King Harald V in 2002.

Other than the Securities Purchase Agreement, which provided that the Company’s new board of directors would appoint the officers of the Company, there are no arrangements or understandings between Mr. Andersen and any other person pursuant to which he was selected as an officer. Mr. Andersen is not a party to or a participant in any material plan, contract or arrangement in connection with his appointment as an officer of the Company other than an employment agreement between Sebring LLC and Mr. Andersen providing for the payment of an annual salary of $250,000 for his service as Manager of Sebring LLC (the “Employment Agreement”).  A copy of the Employment Agreement is filed as an exhibit to this Agreement.  Mr. Andersen does not have a familial relationship with any officer of director of the Company.

Mr. Andersen is not the party to any related party transactions other than (i) the Employment Agreement; (ii) the Exchange Agreement, pursuant to which Thor Nor, LLC, an entity wholly owned by Mr. Andersen, acquired 7,491,639 shares of the Company’s common stock; (iii) a secured convertible promissory note in the principal amount of $384,000 to Thor Nor, LLC, that was assumed by the Company under the terms of the Exchange Agreement; and (iv) an agreement between Sebring LLC and Mr. Andersen to pay Mr. Andersen $239,727.21 in accrued, but unpaid salary.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On October 28, 2010, shareholders of the Company holding a majority of the issued and outstanding shares of capital stock of the Company, by written consent, approved an amendment to the Company’s Articles of Organization to change the Company’s name from “Sumotext Incorporated” to “Sebring Software, Inc.”  The amendment was filed with the Nevada Secretary of State on October 29, 2010.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 28, 2010, one shareholder holding more than 50% of the issued and outstanding capital stock of the Company approved an amendment to the Company’s Articles of Incorporation.  The effect of the amendment is to change the Company’s name from “Sumotext Incorporated” to “Sebring Software, Inc.”  The amendment was filed with the Nevada Secretary of State on October 29, 2010.

Item 9.01 Financial Statements and Exhibits.

(a)   Financial statements of business acquired .The audited and unaudited financial statements of Sebring Software, LLC are filed herewith as Exhibit 99.1

(b)   Pro forma combined financial information . Unaudited Pro Forma financial statements of the Company are filed herewith as Exhibit 99.2

Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Exchange and Reorganization Agreement dated as of October 25, 2010*
2.2	Spin-Off Agreement by and among Sumotext Incorporated, Tim Miller and Jim Stevenson effective as of October 25, 2010*
10.1	Settlement Agreement by and between Lester Petracca and Sebring Software, LLC dated as of October 1, 2010*
10.2	Secured Promissory Note issued by Sebring Software, LLC to Lester Petracca dated as of October 1, 2010*
10.3	Security Agreement by and between Lester Petracca and Sebring dated as of October 1, 2010*
10.4	License Agreement by and between Sebring Software, LLC and Engineering Consulting and Solutions, GMBH dated as of October 22, 2010*
10.5	Form of Convertible Promissory Note*
10.6	Redemption and Security Agreement by and between Diecon AG and Sebring Software, LLC dated as of October 22, 2010*
10.7	Redemption Note issued by Sebring Software, LLC to Diecon AG dated as of October 22, 2010*
10.8	Employment Agreement by and between Leif Andersen and Sebring Software, LLC dated as of June 3, 2008*
17.1	Resignation letter to Sumotext Incorporated from Tim Miller*
99.1
Audited financial statements of Sebring Software, LLC as of December 31, 2009 and 2008
Unaudited Interim financial statements of Sebring Software, LLC for the nine months ended September 30, 2010 and 2009

99.2	Unaudited Pro Forma Combined financial statements of the Company as of September 30, 2010

*filed as an exhibit to Current Report on Form 8-K dated October 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 28, 2011
Sebring Software, Inc.

By:	/s/ Leif Andersen
Leif Andersen
Chief Executive Officer and Director